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                                                                     EXHIBIT 3.3

                            ARTICLES OF INCORPORATION

                                       OF

                     SOWELL/CUMMINGS WASTE MANAGEMENT, INC.

I, the undersigned, a natural person of the age of eighteen years or more acting as the incorporator of a corporation (hereinafter called the "Corporation") under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for the Corporation:

                                  ARTICLE ONE

     The name of the Corporation is Sowell/Cummings Waste Management, Inc.

                                  ARTICLE TWO

     The period of duration of the Corporation is perpetual.

                                 ARTICLE THREE

     The purpose for which the Corporation is organized is to engage in the transaction of any and all lawful businesses for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is One Million (1,000,000), of the par value of $1.00 per share each.

                                  ARTICLE FIVE

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of cash.

                                  ARTICLE SIX

     Cumulative voting for the election of directors is expressly denied and prohibited.

                                 ARTICLE SEVEN

     No holder of any shares of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation,
(b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (d) any other securities that may be issued or sold by the Corporation.

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                                  ARTICLE EIGHT

     The post office address of the initial registered office of the Corporation is 3131 McKinney Avenue, Suite 200, Dallas, Texas 75204-271, and the name of its initial registered agent at such address is Keith Martin.

                                  ARTICLE NINE

     The number of directors constituting the initial Board of Directors shall be not less than one (1) nor more than nine (9), the exact number to be fixed from time to time in the manner provided in the Bylaws of the Corporation. The number of directors constituting the initial Board of Directors is three (3), and the name and address of such persons who are to serve as directors until the first annual meeting of the shareholders or until his/her successor is elected and qualified are:

           NAME                                       ADDRESS

     James E. Sowell                            3131 McKinney Ave.
                                                Suite 200
                                                Dallas, Texas 75204-2471

     Steven E. Smathers                         3131 McKinney Ave.
                                                Suite 200
                                                Dallas, Texas 75204-2471

     Charles Cummings                           3131 McKinney Ave.
                                                Suite 200
                                                Dallas, Texas 75204-2471

     The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the corporation or to adopt new Bylaws.

     The name and address of the incorporator is:

           NAME                                        ADDRESS

     Nancy A. Fields                            3131 McKinney Ave.
                                                Suite 200
                                                Dallas, Texas 75204-2471

                                   ARTICLE TEN

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or

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officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

     (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                 ARTICLE ELEVEN

     The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was a director or officer of the Corporation or
(ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the Texas Business Corporation Act, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eleven is in effect. Any repeal or amendment of this Article Eleven shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment of this Article Eleven. Such right shall include the right to be paid or reimbursed by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of

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prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of such person's heirs, executors, administrators, and personal representative. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

     To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Article Eleven shall extend to proceedings involving the negligence of such person.

     As used in this Article Eleven, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                 ARTICLE TWELVE

     Any action of the Corporation which, under the provisions of the Texas Business Corporation Act or any other applicable law, is required to be authorized or approved by the holders of any specified fraction which is in excess of one-half or any specified percentage which is in excess of fifty percent of the outstanding shares (or of any class or series thereof) of the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporation's shares shall be entitled by the Texas Business Corporation Act or any other applicable law to vote thereon separately as a class, by the vote of the holders of more than fifty percent of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the foregoing provisions of this Article Twelve shall be applicable to any required shareholder authorization or approval of: (a) any amendment to these articles of incorporation; (b) any plan of merger, share exchange, or reorganization involving the Corporation; (c) any sale, lease, exchange, or other disposition of all, or substantially all, of the property and assets of the Corporation; and (d) any voluntary dissolution of the Corporation.

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     Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors of the Corporation at a meeting of shareholders at which a quorum is present.

     Except as otherwise provided in this Article Twelve or as otherwise required by the Texas Business Corporation Act or other applicable law, with respect to any matter, the affirmative vote of the holders of a majority of the Corporation's shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

     Nothing contained in this Article Twelve is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such approval is specifically required by the other provisions of these articles of incorporation, by the bylaws of the Corporation, or by the Texas Business Corporation Act or other applicable law.

                                ARTICLE THIRTEEN

     To the fullest extent permitted by applicable law, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director (including without limitation any such act or omission involving such director's ordinary or gross negligence), except that this Article Thirteen does not eliminate or limit the liability of a director of the Corporation to the extent the director is found liable for:

     (i) a breach of the director's duty of loyalty to the Corporation or its shareholders;

     (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

     (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     Any repeal or amendment of this Article Thirteen by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Thirteen, a director shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act.

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                                ARTICLE FOURTEEN

     Any action which may be taken, or which is required by law or these articles of incorporation or the bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of June, 1994.

                                          /s/ Nancy A. Fields
                                          ---------------------------
                                          Nancy Fields

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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                     SOWELL/CUMMINGS WASTE MANAGEMENT, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Sowell, Cummings Waste Management, Inc., a Texas corporation (the "Corporation"), adopts the following amendment to the Articles of Incorporation of the Corporation:

                                       I.

     The name of the Corporation is Sowell/Cummings Waste Management, Inc.

                                       II.

     On June 29, 1994, the Board of Directors of the Corporation adopted a resolution setting forth the following amendment to the Articles of Incorporation of the Corporation and directing that such amendment be submitted to a vote at a special meeting of the shareholders of the Corporation (unless a unanimous consent of such shareholders shall have been executed adopting such amendment on or prior to the date set for such special meeting):

     ARTICLE I of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                      III.

     The name of the corporation is INDEPENDENT ENVIRONMENTAL SERVICES, INC.

                                       IV.

     The above amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on June 29, 1994.

                                       V.

     The number of shares of the Corporation outstanding and entitled to vote at the time of the foregoing amendment was 1,000 shares of the Corporation's common stock, $1.00 par value.

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                                       VI.

     The holders of all the issued and outstanding shares of the Corporation entitled to vote on the foregoing amendment executed a Consent approving and adopting such amendment.

                                              /s/ Charles F. Flood
                                       --------------------------------------
                                       Charles F. Flood, President

                                              s/s/ Keith D. Martin
                                       --------------------------------------
                                       Keith D. Martin, Secretary/Treasurer

STATE OF TEXAS      Section
                    Section
COUNTY OF DALLAS    Section

     Before me, a notary public, on this day personally appeared Charles F. Flood, President of Independent Environmental Services, Inc., known to me to be the person whose name is subscribed to the foregoing document, and, being by me first duly sworn, declared that the statements therein contained are true mid correct.

     Given under my hand and seal of this 29th day of June, 1994.

                                          /s/ Nancy Fields
                                   --------------------------------------------
                                   Notary Public in and for the State of Texas

My Commission Expires:

Nancy Fields
Notary Public, State of Texas
My Commission Expires 11-24-96

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STATE OF TEXAS      Section
                    Section
COUNTY OF DALLAS    Section

     Before me, a notary public, on this day personally appeared Keith D. Martin, Secretary/Treasurer of Independent Environmental Services, Inc., known to me to be the person whose name is subscribed to the foregoing document, and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal of office this 29th day of June, 1994.

                                          /s/ Nancy Fields
                                   --------------------------------------------
                                   Notary Public in and for the State of Texas

My Commission Expires:

Nancy Fields
Notary Public, State of Texas
My Commission Expires 11-24-96

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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       INDEPENDENT ENVIRONMENTAL SERVICES

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Independent Environmental Services, Inc., a Texas corporation (the "Corporation"), adopts the following amendment to the Articles of Incorporation of the Corporation:

                                       I.

     The name of the Corporation is Independent Environmental Services, Inc.

                                       II.

     As of September 4, 1996, the Board of Directors of the Corporation adopted a resolution setting forth the following amendment to the Articles of Incorporation of the Corporation and directing that such amendment be submitted to a vote at a special meeting of the shareholders of the Corporation (unless a unanimous consent of such shareholders shall have been executed adopting such amendment on or prior to the date set for such special meeting):

                                      III.

     ARTICLE Four of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                  Article Four

     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000), the par value of each share shall be .01 per share.

                                       IV.

     The about amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on September 4, 1996. At the time of the amendment, the Board authorized the issuance of an additional 630,313 shares of stock of the Corporation. The stated capital of the Corporation shall change, as a result of this amendment and the issuance of additional stock, from $ 1,000, prior to this amendment, to $6,313.13 after this amendment.

                                       V.

     The number of shares of the Corporation outstanding and entitled to vote at the time of the foregoing amendment was 1,000 shares of the Corporation's common stock, $1.00 par value.

                                       VI.

     The holders of all the issued and outstanding shares of the Corporation entitled to vote on the foregoing amendment executed a Consent approving and adopting such amendment.

                                              /s/ Charles F. Flood
                                       --------------------------------------
                                       Charles F. Flood, President

                                              s/s/ Keith D. Martin
                                       --------------------------------------
                                       Keith D. Martin, Secretary/Treasurer

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     Before me, a notary public, on this day personally appeared Charles F. Flood, President of Independent Environmental Services, Inc., known to me to be the person whose name is subscribed to the foregoing document, and, being by me first duly sworn, declared that the statements therein contained arc true and correct.

     Given under my hand and seal of office this 24th day of January, 1997.

                                          /s/ Bobbie Moulder
                                   --------------------------------------------
                                   Notary Public in and for the State of Texas

My Commission Expires:

Bobbie Moulder
Notary Public, State of Texas
My Commission Expires 11-5-98

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     Before me, a notary public, on this day personally appeared Keith
D. Martin, Secretary/Treasurer of Independent Environmental Services, Inc., known to me to be the person whose name is subscribed to the foregoing document, and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal of office this 29th day of January, 1997.

                                          /s/ Patricia Patton
                                   --------------------------------------------
                                   Notary Public in and for the State of Texas

My Commission Expires:

Patricia Patton
Notary Public, State of Texas
My Commission Expires August 19, 1999 [illegible]

                                       -3-
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                           CERTIFICATE OF AMENDMENT OF
                       THE CERTIFICATE OF INCORPORATION OF
                    INDEPENDENT ENVIRONMENTAL SERVICES, INC.

     Independent Environmental Services, Inc., a corporation organized and existing under the laws of the State of Texas (the "Corporation"), hereby certifies as follows:

     FIRST: That the name of the Corporation is Independent Environmental Services, Inc., and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Texas on June 17, 1994. Amendments to the certificate of incorporation of the Corporation have been filed on July 1, 1994 and January 28, 1997.

     SECOND: That as of July 31, 1998, the Board of Directors, together with the stockholders of the Corporation, duly adopted by unanimous written consent resolutions setting forth the proposed amendment of the Restated Certificate of Incorporation of said Corporation, in accordance with Section 4.04 of the Texas Business Corporation Act.

     THIRD: That the text of Article One of the Restated Certificate of Incorporation is hereby restated in its entirety as follows:

                                   ARTICLE ONE

               The name of the Corporation is IESI TX Corporation.

     FOURTH: That the number of shares of the Corporation outstanding and entitled to vote at the time of the foregoing amendment was one thousand (1,000) shares of the Corporation's common stock, $1.00 par value, all of which shares were voted in favor of the foregoing amendment.

     IN WITNESS WHEREOF, Independent Environmental Services, Inc. has executed this Certificate of Amendment by its duly authorized officer this 31st day of July, 1998.

                                    INDEPENDENT ENVIRONMENTAL SERVICES, INC.

                                    By:    /s/ Jeffrey J. Keenan
                                       --------------------------------------
                                           Jeffrey J. Keenan, Vice President